EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2018 Results

•	Net sales $756 million, growth of 3%

•	Diluted EPS $0.89 vs. $0.95 in Q1 2017, including unusual charge of $0.20 related to Toys “R” Us bankruptcy; adjusted diluted EPS $1.09, growth of 12%

•	Returned $46 million to shareholders through share repurchases and dividends

•	Full year fiscal 2018 outlook: net sales growth of 3%; adjusted diluted EPS growth of 12%
ATLANTA, April 26, 2018 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its first quarter fiscal 2018 results.
“Excluding the unusual charge related to the Toys “R” Us bankruptcy, we achieved our sales and earnings objectives in the first quarter,” said Michael D. Casey, Chairman and Chief Executive Officer.  “Our growth was driven by our retail and international segments, including good contribution from our Skip Hop and Mexico businesses acquired last year. The Toys “R” Us store closures will affect the growth of our wholesale sales this year. Longer term, we believe Carter’s is uniquely positioned to recapture lost sales to Toys “R” Us given our presence in over 18,000 retail store locations in the United States and leading website in branded children’s apparel. Given the strength of our product offerings, investments in brand marketing and eCommerce capabilities, and the benefit from the new federal tax law, we are expecting good growth in sales and earnings this year.”
Adoption of New Accounting Standard
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, or cash flows.
Consolidated Results
First Quarter of Fiscal 2018 compared to First Quarter of Fiscal 2017
Net sales increased $23.0 million, or 3.1%, to $755.8 million, principally driven by growth in the Company’s U.S. Retail and International segments including contributions from the 2017 Skip Hop and Mexico licensee acquisitions, partially offset by a net sales decline in the U.S. Wholesale segment. Changes in foreign currency exchange rates in the first quarter of fiscal 2018 compared to the first quarter of fiscal 2017 favorably affected consolidated net sales in the first quarter of fiscal 2018 by $2.8 million, or 0.4%. On a constant currency basis (a non-GAAP measure), consolidated net sales increased 2.8% in the first quarter of fiscal 2018.
Operating income in the first quarter of fiscal 2018 decreased $18.1 million, or 23.1%, to $60.3 million, compared to $78.5 million in the first quarter of fiscal 2017. 2018 results include $12.8 million in charges related to the bankruptcy of a wholesale customer, Toys “R” Us. Operating margin decreased 270 basis points to 8.0%, compared to 10.7% in the first quarter of fiscal 2017.
Adjusted operating income (a non-GAAP measure which excludes the $12.8 million charge noted above and other unusual items in the first quarters of fiscal 2018 and 2017) decreased $7.6 million, or 9.5%, to $72.7 million, compared to $80.3 million in the first quarter of fiscal 2017. Adjusted operating margin (a non-GAAP measure) decreased 140 basis points to 9.6%, compared to 11.0% in the first quarter of fiscal 2017, which principally reflects a higher mix of retail sales, deleverage from acquisitions, and increased investments in marketing.
Net income in the first quarter of fiscal 2018 decreased $4.1 million, or 8.9%, to $42.5 million, or $0.89 per diluted share, compared to $46.6 million, or $0.95 per diluted share, in the first quarter of fiscal 2017.
Adjusted net income (a non-GAAP measure) increased $4.2 million, or 8.8%, to $52.0 million, compared to $47.8 million in the first quarter of fiscal 2017. Adjusted earnings per diluted share (a non-GAAP measure) in the first quarter of fiscal 2018 increased 12.2% to $1.09, compared to $0.97 in the first quarter of fiscal 2017.
Cash flow from operations in the first quarter of fiscal 2018 was $64.1 million compared to $84.2 million in the first quarter of fiscal 2017. The decrease was principally driven by an increase in working capital.

See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.
Business Segment Results
First Quarter of Fiscal 2018 compared to First Quarter of Fiscal 2017
U.S. Retail Segment
U.S. Retail segment sales increased $19.9 million, or 5.5%, to $383.7 million. U.S. Retail comparable sales increased 3.0%, driven by eCommerce sales growth.
In the first quarter of fiscal 2018, the Company opened nine stores and closed 21 stores in the United States. As of the end of the first quarter of fiscal 2018, the Company operated 818 retail stores in the United States.
U.S. Wholesale Segment
U.S. Wholesale segment net sales decreased $11.7 million, or 4.0%, to $280.8 million, reflecting lower demand for Carter’s and OshKosh products, partially offset by contributions from the Skip Hop acquisition.
International Segment
International segment net sales increased $14.8 million, or 19.3%, to $91.2 million, driven by contributions from the Mexico and Skip Hop acquisitions and growth in Canada, partially offset by decreased wholesale demand across various markets outside of the U.S.
Changes in foreign currency exchange rates in the first quarter of fiscal 2018 compared to the first quarter of fiscal 2017 favorably affected International segment net sales in the first quarter of fiscal 2018 by $2.8 million, or 3.6%. On a constant currency basis (a non-GAAP measure), International segment net sales increased 15.7%.
For the first quarter of fiscal 2018, Canada retail comparable sales increased 3.6%. As of the end of the first quarter of fiscal 2018, the Company operated 179 retail stores in Canada and 42 retail stores in Mexico.
Return of Capital
In the first quarter of fiscal 2018, the Company returned to shareholders, through share repurchases and cash dividends, a total of $46.4 million.

During the first quarter, the Company repurchased and retired 221,313 shares of its common stock for $25.2 million at an average price of $113.84 per share. Fiscal year-to-date through April 25, 2018, the Company has repurchased and retired a total of 426,768 shares for $46.8 million at an average price of $109.64 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of April 25, 2018, the total remaining capacity under the Company’s previously announced repurchase authorizations was approximately $539 million.
In the first quarter, the Company paid a cash dividend of $0.45 per share totaling $21.2 million. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
2018 Business Outlook
For the second quarter of fiscal 2018, the Company projects net sales to be approximately $680 million and adjusted diluted earnings per share to be approximately $0.53 compared to adjusted diluted earnings per share of $0.79 in the second quarter of fiscal 2017. Net sales and adjusted earnings in the second quarter of fiscal 2018 are expected to be affected by: 1) discontinued sales to Toys “R” Us; 2) the earlier Easter holiday, which shifted holiday-related demand into the Company’s first quarter of 2018; and 3) slower sales trends due to unseasonably cold weather.
For fiscal 2018, the Company projects net sales to increase approximately 3% compared to fiscal 2017 and adjusted diluted earnings per share to increase approximately 12% compared to adjusted diluted earnings per share of $5.77 in fiscal 2017. Forecasted net sales and adjusted earnings for fiscal 2018 assume: 1) the Company recaptures approximately half of the lost sales previously planned to Toys “R” Us; 2) a reduction in discretionary spending from originally planned levels; and 3) an estimated effective tax rate of approximately 22%. This adjusted earnings forecast excludes the unusual charge of approximately $12.8 million related to the Toys “R” Us bankruptcy and a benefit of approximately $0.4 million related to an insurance recovery associated with unusual storm-related store closures, both of which were recorded in the first quarter of fiscal 2018.
The Company believes these non-GAAP measurements provide investors with a meaningful view of the Company’s core operating results, and are the same measurements used by the Company's executive management to assess the Company's performance.
Conference Call

The Company will hold a conference call with investors to discuss first quarter fiscal 2018 results and its business outlook on April 26, 2018 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 719-457-2630. To listen to a live broadcast via the internet, please visit www.carters.com and select the “Q1 2018 Earnings Conference Call” link under the “Investor Relations” tab. Presentation materials for the call can be accessed under the same tab by selecting the link for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through May 5, 2018, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 5039151. The replay will also be archived on the Company’s website under the “Investor Relations” tab.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B'gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You and Genuine Kids brands are available at Target, its Child of Mine brand is available at Walmart, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the second quarter of fiscal 2018 and fiscal year 2018, or any other future period, assessments of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees due to competition, inadequate quality of the Company’s products, or otherwise; financial difficulties for one or more of the Company’s major customers, vendors, or licensees, or an overall decrease in consumer spending; our products not being accepted in the marketplace due to quality concerns, changes in consumer preference and fashion trends, or otherwise; a failure to meet regulatory requirements, including those relating to product quality and safety; negative publicity, including as a result of product recalls or otherwise; a failure to protect the Company’s intellectual property; various types of litigation, including class action litigation brought under various consumer protection, employment, and privacy and information security laws; a breach of the Company’s consumer databases, systems, or processes; slow-downs, disruptions, or strikes in the Company’s supply chain, including disruptions resulting from foreign supply sources, the Company’s distribution centers, or in-sourcing capabilities; unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of the Company’s existing international operations, including maintaining compliance with worldwide anti-bribery laws; failure to successfully integrate acquired businesses; fluctuations in foreign currency exchange rates; and an inability to obtain additional financing on favorable terms. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	March 31, 2018	April 1, 2017
Net sales	$755,786	$732,827
Cost of goods sold	423,309	417,135
Gross profit	332,477	315,692
Royalty income, net	7,994	10,558
Selling, general, and administrative expenses	280,162	247,794
Operating income	60,309	78,456
Interest expense	7,985	7,104
Interest income	(166)	(139)
Other income, net	(382)	(221)
Income before income taxes	52,872	71,712
Provision for income taxes	10,403	25,117
Net income	$42,469	$46,595

Basic net income per common share	$0.90	$0.96
Diluted net income per common share	$0.89	$0.95
Dividend declared and paid per common share	$0.45	$0.37

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	March 31, 2018	% of Total Net Sales	April 1, 2017	% of Total Net Sales
Net sales:
U.S. Retail (a)	$383,742	50.8%	$363,843	49.7%
U.S. Wholesale	280,832	37.1%	292,555	39.9%
International (b)	91,212	12.1%	76,429	10.4%
Total net sales	$755,786	100.0%	$732,827	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail (d)	$29,518	7.7%	$29,790	8.2%
U.S. Wholesale (c)	50,272	17.9%	69,695	23.8%
International (e)	3,762	4.1%	3,685	4.8%
Corporate expenses (f) (g) (h)	(23,243)		(24,714)
Total operating income	$60,309	8.0%	$78,456	10.7%

(a)	Includes retail store and eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales.

(c)	Includes $12.8 million of charges related to a customer bankruptcy.

(d)	Includes insurance recovery of approximately $0.4 million associated with unusual storm-related store closures.

(e)	Includes international licensing income.

(f)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, legal, consulting, and audit fees.

(g)
Includes acquisition-related costs of approximately $1.6 million for the fiscal quarter ended April 1, 2017, of which approximately $0.4 million were not originally reported as acquisition-related costs.

(h)	Includes charges related to the Company's direct sourcing initiative of approximately $0.2 million for the fiscal quarter ended April 1, 2017.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	March 31, 2018	December 30, 2017	April 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$180,256	$178,494	$154,278
Accounts receivable, net	221,186	240,561	206,707
Finished goods inventories	479,344	548,722	434,712
Prepaid expenses and other current assets	54,297	52,935	48,396
Total current assets	935,083	1,020,712	844,093
Property, plant, and equipment, net of accumulated depreciation of $416,153, $404,173, and $365,733, respectively	369,064	377,924	386,275
Tradenames, net	365,506	365,551	365,684
Goodwill	230,008	230,424	232,925
Customer relationships, net	47,369	47,996	35,695
Other assets	28,176	28,435	23,034
Total assets	$1,975,206	$2,071,042	$1,887,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$116,310	$182,114	$101,386
Other current liabilities	109,626	149,134	125,634
Total current liabilities	225,936	331,248	227,020

Long-term debt, net	617,541	617,306	581,621
Deferred income taxes	87,422	84,944	133,652
Other long-term liabilities	189,493	180,128	173,280
Total liabilities	1,120,392	1,213,626	1,115,573

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at March 31, 2018, December 30, 2017, and April 1, 2017	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 47,113,576, 47,178,346 and 48,517,417 shares issued and outstanding at March 31, 2018, December 30, 2017 and April 1, 2017, respectively	471	472	485
Accumulated other comprehensive loss	(30,855)	(29,093)	(33,793)
Retained earnings	885,198	886,037	805,441
Total stockholders' equity	854,814	857,416	772,133
Total liabilities and stockholders' equity	$1,975,206	$2,071,042	$1,887,706

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$42,469	$46,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	21,137	19,513
Amortization of intangible assets	921	250
Amortization of debt issuance costs	431	373
Stock-based compensation expense	4,944	4,779
Unrealized foreign currency exchange gain, net	(353)	(62)
Provisions for doubtful accounts receivable	11,051	(1,651)
Loss on disposal of property, plant, and equipment, net of recoveries	350	189
Deferred income taxes	2,968	3,451
Effect of changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8,623	17,898
Finished goods inventories	68,294	82,086
Prepaid expenses and other assets	(1,970)	(15,008)
Accounts payable and other liabilities	(94,758)	(74,233)
Net cash provided by operating activities	64,107	84,180

Cash flows from investing activities:
Capital expenditures	(14,744)	(17,991)
Acquisitions of businesses, net of cash acquired	—	(143,704)
Disposals and recoveries from property, plant, and equipment	373	—
Net cash used in investing activities	(14,371)	(161,695)

Cash flows from financing activities:
Borrowings under secured revolving credit facility	50,000	20,000
Payments on secured revolving credit facility	(50,000)	(18,965)
Repurchases of common stock	(25,195)	(46,627)
Dividends paid	(21,244)	(17,998)
Withholdings from vestings of restricted stock	(6,583)	(5,552)
Proceeds from exercises of stock options	4,769	1,626
Net cash used in financing activities	(48,253)	(67,516)

Effect of exchange rate changes on cash and cash equivalents	279	(49)
Net increase (decrease) in cash and cash equivalents	1,762	(145,080)
Cash and cash equivalents, beginning of period	178,494	299,358
Cash and cash equivalents, end of period	$180,256	$154,278

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended March 31, 2018
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$332.5	44.0%	$280.2	37.1%	$60.3	8.0%	$42.5	$0.89
Customer bankruptcy charges (c) (d)	—		(12.8)		12.8		9.8	0.20
Store restructuring costs (c) (e)	—		0.4		(0.4)		(0.3)	0.01
As adjusted (b)	$332.5	44.0%	$267.8	35.4%	$72.7	9.6%	$52.0	$1.09

	Fiscal Quarter Ended April 1, 2017
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP) (a)	$315.7	43.1%	$247.8	33.8%	$78.5	10.7%	$46.6	$0.95
Acquisition-related costs (f)	—		(1.6)		1.6		1.1	0.02
Direct sourcing initiative (c) (g)	—		(0.2)		0.2		0.1	—
As adjusted (b)	$315.7	43.1%	$245.9	33.6%	$80.3	11.0%	$47.8	$0.97

(a)
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, and cash flows.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)
The difference between the impacts on operating income and net income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(d)	Related to the Toys "R" Us bankruptcy.

(e)	Insurance recovery associated with unusual storm-related store closures.

(f)
Non-recurring costs related to the Skip Hop and Mexico acquisitions. SG&A and operating income include approximately $0.4 million of costs incurred during the first quarter of fiscal 2017 that were not originally reported as acquisition-related costs.

(g)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended July 1, 2017
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP) (a)	$303.2	$250.1	$64.3	$37.8	$0.77
Acquisition-related costs (c)	0.4	(0.8)	1.2	0.8	0.02
Direct sourcing initiative (c) (d)	—	(0.1)	0.1	—	—
As adjusted (b)	$303.6	$249.3	$65.6	$38.6	$0.79

	Fiscal Year Ended December 30, 2017
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP) (a)	$1,483.4	$1,106.9	$419.6	$302.8	$6.24
Special employee compensation provision (c) (e)	—	(21.2)	21.2	15.1	0.31
Store restructuring costs (c)	—	(2.7)	2.7	1.5	0.03
Acquisition costs (c)	1.2	0.2	1.0	0.2	—
Direct sourcing initiative (c) (d)	—	(0.3)	0.3	0.2	—
Tax reform (f)	—	—	—	(40.0)	(0.83)
As adjusted (b)	$1,484.6	$1,082.9	$444.8	$279.8	$5.77

(a)
Beginning in fiscal 2018, the Company adopted the Financial Accounting Standards Board’s Accounting Standards Codification No. 606, Revenue from Contracts with Customers, and related amendments  (“ASC 606”) using the full retrospective adoption method. All periods in fiscal 2017 and fiscal 2016 were amended to reflect these provisions, and retained earnings at January 2, 2016 (beginning of fiscal 2016) were adjusted for the cumulative effect of periods prior to fiscal 2016. The adoption of ASC 606 had no material effect on the Company’s consolidated financial position, results of operations, and cash flows.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)
The difference between the impacts on operating income and net income represents the income taxes related to the adjustment item (calculated using the applicable tax rate of the underlying jurisdiction).

(d)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(e)	Special employee compensation provided as a result of the significant benefit related to the enactment of the Tax Cuts and Jobs Act of 2017.

(f)	Reflects the $40 million net benefit of the Tax Cuts and Jobs Act of 2017.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	March 31, 2018	April 1, 2017
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	46,772,737	48,322,692
Dilutive effect of equity awards	618,678	554,994
Diluted number of common and common equivalent shares outstanding	47,391,415	48,877,686
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$42,469	$46,595
Income allocated to participating securities	(325)	(369)
Net income available to common shareholders	$42,144	$46,226
Basic net income per common share	$0.90	$0.96
Diluted net income per common share:
Net income	$42,469	$46,595
Income allocated to participating securities	(323)	(367)
Net income available to common shareholders	$42,146	$46,228
Diluted net income per common share	$0.89	$0.95
As adjusted (a):
Basic net income per common share:
Net income	$51,956	$47,774
Income allocated to participating securities	(400)	(379)
Net income available to common shareholders	$51,556	$47,395
Basic net income per common share	$1.10	$0.98
Diluted net income per common share:
Net income	$51,956	$47,774
Income allocated to participating securities	(397)	(376)
Net income available to common shareholders	$51,559	$47,398
Diluted net income per common share	$1.09	$0.97

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $9.5 million and $1.2 million in after-tax expenses from these results for the fiscal quarters ended March 31, 2018, and April 1, 2017, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	March 31, 2018	April 1, 2017	March 31, 2018
(dollars in millions)
Net income	$42.5	$46.6	$298.6
Interest expense	8.0	7.1	30.9
Interest income	(0.2)	(0.1)	(0.4)
Income tax expense	10.4	25.1	73.4
Depreciation and amortization	22.1	19.8	86.7
EBITDA	$82.7	$98.4	$489.2

Adjustments to EBITDA
Special employee compensation provision (a)	$—	$—	$21.2
Customer bankruptcy charges (b)	12.8	—	12.8
Acquisition-related costs (c)	—	1.6	3.0
Store restructuring costs (d)	(0.4)	—	2.3
Direct sourcing initiative (e)	—	0.2	0.1
Acquisition contingency fair value adjustment (f)	—	—	(3.6)
Adjusted EBITDA	$95.2	$100.3	$524.9

(a)	Special employee compensation provision related to significant benefit related to the enactment of the Tax Cuts and Jobs Act of 2017; includes $1.2 million in related payroll taxes.

(b)	Related to the Toys "R" Us bankruptcy.

(c)	Non-recurring costs incurred in connection with the Skip Hop and Mexico business acquisitions.

(d)	Net costs arising from unusual storm damage and related store closures.

(e)	Costs associated with the Company's direct sourcing initiative, which include severance and relocation.

(f)	Revaluation of the contingent consideration liability associated with the Company's acquisition of Skip Hop.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (f) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency for total net sales of the International segment and consolidated net sales for the fiscal quarter ended March 31, 2018:

	Fiscal Quarter Ended
	Reported Net Sales March 31, 2018	Impact of Foreign Currency Translation	Constant-Currency Net Sales March 31, 2018	Reported Net Sales April 1, 2017	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$755.8	$2.8	$753.0	$732.8	3.1%	2.8%
International segment net sales	$91.2	$2.8	$88.4	$76.4	19.3%	15.7%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.